Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited first quarter 2021 financial results

MANSFIELD, PENNSYLVANIA— April 23, 2021 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months ended March 31, 2021.

Highlights

•	The financial results of the Company continue to benefit from the acquisition of MidCoast Community Bancorp, Inc. that closed in the second quarter of 2020.

•
Net income was $8.5 million for the three months ended March 31, 2021, which is 86.8% higher than the net income for 2020’s comparable period. The effective tax rate for the three months ended March 31, 2021 was 16.0% compared to 16.4% in the comparable period in 2020.

•	Net interest income before the provision for loan losses was $16.4 million for the three months ended March 31, 2021, an increase of $3.6 million, or 27.6%, over the same period a year ago.

•
Non-performing assets decreased $215,000 from year end and $1,644,000 since March 31, 2020 and total $12,833,000 as of March 31, 2021. As a percent of loans, non-performing assets totaled 0.92%, 0.93% and 1.33% as of March 31, 2021, December 31, 2020 and March 31, 2020.

•	Return on average equity for the three months (annualized) ended March 31, 2021 was 17.25% compared to 11.48% for the three months (annualized) ended March 31, 2020.

•	Return on average tangible equity for the three months (annualized) ended March 31, 2021 was 20.74% compared to 13.59% for the three months (annualized) ended March 31, 2020 (non-GAAP). (1)

•	Return on average assets for the three months (annualized) ended March 31, 2021 was 1.77% compared to 1.24% for the three months (annualized) ended March 31, 2020.

•
If the life insurance proceeds on a former employees are excluded, the return on average equity and average assets would be 14.90% and 1.52%, respectively, for three months (annualized) ended March 31, 2021 (non-GAAP). (1)

Covid 19 pandemic response and loan profile

•
During 2021, the Company continued to participate in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). From January 1, 2021 to March 31, 2021, we issued 227 loans with aggregate balances of $18.5 million. As of March 31, 2021, 99 loans that were issued under this program in 2020 remain outstanding and have a balance of $9.8 million. The loans earn interest at 1% per annum and the processing fee paid by the SBA will be accreted into income over the life of the loans. The SBA has issued guidance for forgiveness with a streamlined approach for loans of $150,000 or less. Of the PPP loans outstanding, 278 loans, or 85.3% of the remaining PPP loans, had an original balance less than $150,000. The outstanding balance for these 278 loans as of March 31, 2021 was approximately $10.3 million.

•
Under our COVID loan modification program, during 2021 we provided relief to 19 customers with outstanding balances of $26.7 million, which includes residential, commercial and agricultural customers. As of March 31, 2021, there were 4 commercial loans outstanding with aggregate balances of $13.9 million that are under modified terms through August 2021.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels, restaurants, and amusement/theme parks represent a higher level of credit risk. At March 31, 2021, the Company had limited loan concentrations to these industries as follows:

o	Hotels/Motels - $59.3 million or 4.2% of outstanding loans
o	Restaurants - $26.8 million or 1.9% of outstanding loans
o	Amusement/Theme parks - $13.9 million, or 1.0% of outstanding loans

•
Agricultural lending continues to be an area of emphasis with the Bank. As of March 31, 2021, agricultural lending comprised approximately $356.7 million, or 25.4% of total loans. Agriculture was significantly impacted in the early part of the pandemic as dairy farmers were forced to dump milk, and milk futures remain extremely volatile. Other producers experienced difficulties in getting livestock to market and reduced proceeds from sales as well as difficulty in obtaining supplies.

First Quarter of 2021 Compared to the First Quarter of 2020

•
For the three months ended March 31, 2021, net income totaled $8,463,000 which compares to net income of $4,531,000 for the comparable period of 2020, an increase of $3,932,000 or 86.8%.  Basic earnings per share of $2.16 for the three months ended March 31, 2021 compares to $1.27 for the 2020 comparable period. Annualized return on equity for the three months ended March 31, 2021 and 2020 was 17.25% and 11.48%, while annualized return on assets was 1.77% and 1.24%, respectively.

•
Net interest income before the provision for loan losses for the three months ended March 31, 2021 totaled $16,441,000 compared to $12,890,000 for the three months ended March 31, 2020, resulting in an increase of $3,551,000, or 27.6%. Average interest earning assets increased $434.2 million for the three months ended March 31, 2021 compared to the same period last year as a result of the acquisition and organic loan and deposit growth.  Average loans increased $291.3 million while average investment securities increased $58.5 million. The tax effected net interest margin for the three months ended March 31, 2021 was 3.73% compared to 3.84% for the same period last year, which was impacted by the decrease in the average yield on interest earning assets of 41 basis points to 4.15%.

•
The provision for loan losses for the three months ended March 31, 2021 was $650,000, a $250,000 increase to the comparable period in 2020. The increase in the provision is attributable to loans maturing that were acquired as part of the MidCoast acquisition, which were refinanced with the Company and are subject to the Company’s allowance calculation.

•
Total non-interest income was $4,235,000 for the three months ended March 31, 2021, which is $2,384,000 more than the comparable period last year.  The primary drivers were the earnings of bank owned life insurance, which increased $1,155,000 as the result of the passing of two former employees, gains on loans sold which increased $336,000 and an increase in equity security gains of $441,000 as a result of market performance. Other income increased due to $228,000 due to fee income on derivative transactions for customers.

•
Total non-interest expenses for the three months ended March 31, 2021 totaled $9,947,000 compared to $8,921,000 for the same period last year, which is an increase of $1,026,000, or 11.5%. The increase was due to the additional salary and benefit costs of employees added as a result of the MidCoast acquisition, as well as merit increases for employees, and occupancy expenses associated with the new branches acquired as part of the merger. The decrease in merger and acquisition expenses is due to expenses incurred in the first quarter of 2020 related to the MidCoast acquisition.

•
The provision for income taxes increased $727,000 when comparing the three months ended March 31, 2021 to the same period in 2020 as a result of an increase in income before income tax of $4,659,000.  The effective tax rate was 16.0% and 16.4% for the three months ended March 31, 2021 and 2020, respectively. It should be noted the earnings on bank owned life insurance are exempt from Federal income tax.

Balance Sheet and Other Information:

•
At March 31, 2021, total assets were $2.00 billion compared to $1.89 billion at December 31, 2020 and $1.45 billion at March 31, 2020. The loan to deposit ratio as of March 31, 2021 was 83.23% compared to 88.45% as of December 31, 2020 and 90.75% as of March 31, 2020.

•
Available for sale securities of $322.0 million at March 31, 2021 increased $26.8 million from December 31, 2020 and $64.2 million from March 31, 2020. The yield on the investment portfolio decreased from 2.82% to 2.18% on a tax equivalent basis due to securities purchased at a discount that were called in the first quarter of 2020 and purchases made in a lower rate environment in the last three quarters of 2020 and the first quarter of 2021.

•	Net loans as of March 31, 2021 totaled $1.39 billion and decreased $1.6 million from December 31, 2020 as a result of PPP forgiveness and a decrease in student loan balances.

•
The allowance for loan losses totaled $16,560,000 at March 31, 2021 which is an increase of $745,000 from December 31, 2020.  The increase is due to recording a provision for loan losses of $650,000 and recoveries of $99,000, offset by charge-offs of $4,000. The allowance as a percent of total loans was 1.18% as of March 31, 2021 and 1.13% as of December 31, 2020.

•
Deposits increased $98.6 million from December 31, 2020, to $1.69 billion at March 31, 2021, primarily due to customers holding more cash due to the pandemic and government stimulus funds provided to customers. Brokered CD’s decreased $4.8 million.  Non-interest-bearing deposits increased $32.7 million due to the PPP program and additional cash holdings by customers.

•
Stockholders’ equity totaled $198.8 million at March 31, 2021, compared to $194.3 million at December 31, 2020, an increase of $4.5 million. The increase was attributable to net income for the three months ended March 31, 2021 totaling $8.5 million, offset by cash dividends for the first quarter totaling $1.8 million and net treasury stock activity of $510,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities, net of tax, decreased $1.6 million from December 31, 2020.

Dividend Declared

On March 2, 2021, the Board of Directors declared a cash dividend of $0.465 per share, which was paid on March 26, 2021 to shareholders of record at the close of business on March 12, 2021. This quarterly cash dividend is an increase of 3.31% over the regular cash dividend of $0.450 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2020.  Citizens Financial Services, Inc. paid an additional $0.10 special dividend in the first quarter of 2020.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The
	Three Months Ended
	March 31,
	2021	2020
Income and Performance Ratios
Net Income	$8,463	$4,531
Return on average assets (annualized)	1.77%	1.24%
Return on average equity (annualized)	17.25%	11.48%
Return on average tangible equity (annualized) (a)	20.74%	13.59%
Net interest margin (tax equivalent)(a)	3.73%	3.84%
Earnings per share - basic (b)	$2.16	$1.27
Earnings per share - diluted (b)	$2.16	$1.27
Cash dividends paid per share (b)	$0.465	$0.549
Number of shares used in computation - basic (b)	3,909,887	3,553,818
Number of shares used in computation - diluted (b)	3,909,887	3,553,818

Asset quality
Allowance for loan and lease losses	$16,560	$14,247
Non-performing assets	$12,878	$14,522
Allowance for loan and lease losses/total loans	1.18%	1.30%
Non-performing assets to total loans	0.92%	1.33%
Annualized net (recoveries) charge-offs to total loans	(0.03)%	0.00%

Equity
Book value per share (b)	$50.55	$44.30
Tangible Book value per share (a) (b)	$42.10	$37.36
Market Value (Last reported trade of month)	$59.65	$49.00
Common shares outstanding	3,912,679	3,506,009

Other
Average Full Time Equivalent Employees	297.4	255.3
Loan to Deposit Ratio	83.23%	90.75%
Trust assets under management	$150,871	$110,419
Brokerage assets under management	$252,888	$200,145

Balance Sheet Highlights	March 31,	December 31,	March 31,
	2021	2020	2020

Assets	$1,995,610	$1,891,674	$1,464,729
Investment securities	324,085	297,120	258,437
Loans (net of unearned income)	1,404,401	1,405,281	1,093,720
Allowance for loan losses	16,560	15,815	14,247
Deposits	1,687,470	1,588,858	1,205,150
Stockholders' Equity	198,807	194,259	159,923

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,	March 31,
(in thousands except share data)	2021	2020	2020
ASSETS:
Cash and due from banks:
Noninterest-bearing	$18,164	$16,374	$20,663
Interest-bearing	132,664	52,333	858
Total cash and cash equivalents	150,828	68,707	21,521

Interest bearing time deposits with other banks	13,509	13,758	14,506

Equity securities	2,118	1,931	649

Available-for-sale securities	321,967	295,189	257,788

Loans held for sale	9,946	14,640	2,006

Loans (net of allowance for loan losses: $16,560 at March 31, 2021;
$15,815 at December 31, 2020 and $14,247 at March 31, 2020)	1,387,841	1,389,466	1,079,473

Premises and equipment	17,450	16,948	16,222
Accrued interest receivable	5,572	5,998	4,587
Goodwill	31,376	31,376	23,296
Bank owned life insurance	30,190	32,589	28,284
Other intangibles	1,696	1,668	1,294
Other assets	23,117	19,404	15,103

TOTAL ASSETS	$1,995,610	$1,891,674	$1,464,729

LIABILITIES:
Deposits:
Noninterest-bearing	$336,438	$303,762	$204,489
Interest-bearing	1,351,032	1,285,096	1,000,661
Total deposits	1,687,470	1,588,858	1,205,150
Borrowed funds	86,171	88,838	83,563
Accrued interest payable	913	1,017	906
Other liabilities	22,249	18,702	15,187
TOTAL LIABILITIES	1,796,803	1,697,415	1,304,806
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2021 or 2020	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at March 31, 2021, December 31, 2020 and
March 31, 2020: issued 4,350,342 at March 31, 2021 and December 31, 2020 and
3,938,668 at March 31, 2020	4,350	4,350	3,939
Additional paid-in capital	75,908	75,908	55,129
Retained earnings	133,270	126,627	113,374
Accumulated other comprehensive income (loss)	1,002	2,587	2,918
Treasury stock, at cost: 437,663 at March 31, 2021 and 428,492 shares
at December 31, 2020 and 413,607 shares at March 31, 2020	(15,723)	(15,213)	(15,437)
TOTAL STOCKHOLDERS' EQUITY	198,807	194,259	159,923
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,995,610	$1,891,674	$1,464,729

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2021	2019
INTEREST INCOME:
Interest and fees on loans	$16,694	$13,638
Interest-bearing deposits with banks	106	95
Investment securities:
Taxable	850	1,107
Nontaxable	544	389
Dividends	101	110
TOTAL INTEREST INCOME	18,295	15,339
INTEREST EXPENSE:
Deposits	1,598	1,987
Borrowed funds	256	462
TOTAL INTEREST EXPENSE	1,854	2,449
NET INTEREST INCOME	16,441	12,890
Provision for loan losses	650	400
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,791	12,490
NON-INTEREST INCOME:
Service charges	1,106	1,081
Trust	307	198
Brokerage and insurance	376	340
Gains on loans sold	503	167
Equity security gains (losses), net	187	(254)
Available for sale security gains (losses), net	50	-
Earnings on bank owned life insurance	1,315	156
Other	391	163
TOTAL NON-INTEREST INCOME	4,235	1,851
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,263	5,414
Occupancy	783	526
Furniture and equipment	143	131
Professional fees	448	325
FDIC insurance expense	129	71
Pennsylvania shares tax	339	275
Amortization of intangibles	49	50
Merger and acquisition	-	376
Software expenses	313	247
ORE expenses	86	32
Other	1,394	1,474
TOTAL NON-INTEREST EXPENSES	9,947	8,921
Income before provision for income taxes	10,079	5,420
Provision for income taxes	1,616	889
NET INCOME	$8,463	$4,531

PER COMMON SHARE DATA:
Net Income - Basic	$2.16	$1.27
Net Income - Diluted	$2.16	$1.27
Cash Dividends Paid	$0.465	$0.549

Number of shares used in computation - basic	3,909,887	3,553,818
Number of shares used in computation - diluted	3,909,887	3,553,818

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Interest income	$18,295	$18,411	$18,386	$18,160	$15,339
Interest expense	1,854	1,866	1,916	1,874	2,449
Net interest income	16,441	16,545	16,470	16,286	12,890
Provision for loan losses	650	900	550	550	400
Net interest income after provision for loan losses	15,791	15,645	15,920	15,736	12,490
Non-interest income	3,998	3,726	3,386	1,941	2,105
Investment securities gains (losses), net	237	238	152	128	(254)
Non-interest expenses	9,947	10,821	9,692	11,413	8,921
Income before provision for income taxes	10,079	8,788	9,766	6,392	5,420
Provision for income taxes	1,616	1,561	1,759	1,054	889
Net income	$8,463	$7,227	$8,007	$5,338	$4,531
Earnings Per Share Basic	$2.16	$1.85	$2.04	$1.39	$1.27
Earnings Per Share Diluted	$2.16	$1.85	$2.04	$1.39	$1.27

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended March 31,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	94,523	19	0.08	9,538	3	0.17
Interest bearing time deposits at banks	13,730	87	2.57	14,272	92	2.59
Investment securities:
Taxable	200,492	951	1.90	179,893	1,217	2.71
Tax-exempt (3)	100,422	689	2.74	62,555	493	3.15
Investment securities	300,914	1,640	2.18	242,448	1,710	2.82
Loans: (2)(3)(4)
Residential mortgage loans	203,941	2,553	5.08	215,838	2,843	5.30
Construction loans	38,314	410	4.34	17,726	223	5.06
Commercial Loans	713,900	9,063	5.15	415,199	5,534	5.36
Agricultural Loans	358,565	3,830	4.33	360,179	4,112	4.59
Loans to state & political subdivisions	62,516	598	3.87	94,122	939	4.01
Other loans	26,605	348	5.30	9,461	171	7.27
Loans, net of discount (2)(3)(4)	1,403,841	16,802	4.85	1,112,525	13,822	5.00
Total interest-earning assets	1,813,008	18,548	4.15	1,378,783	15,627	4.56
Cash and due from banks	6,377			6,263
Bank premises and equipment	17,003			16,062
Other assets	80,953			56,983
Total non-interest earning assets	104,333			79,308
Total assets	1,917,341			1,458,091
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	422,135	320	0.31	332,068	437	0.53
Savings accounts	268,252	89	0.13	225,985	184	0.33
Money market accounts	238,788	176	0.30	174,294	393	0.91
Certificates of deposit	380,791	1,013	1.08	261,278	973	1.50
Total interest-bearing deposits	1,309,966	1,598	0.49	993,625	1,987	0.93
Other borrowed funds	86,226	256	1.20	93,849	462	1.98
Total interest-bearing liabilities	1,396,192	1,854	0.54	1,087,474	2,449	0.91
Demand deposits	306,377			196,604
Other liabilities	18,582			16,082
Total non-interest-bearing liabilities	324,959			212,686
Stockholders' equity	196,190			157,931
Total liabilities & stockholders' equity	1,917,341			1,458,091
Net interest income		16,694			13,178
Net interest spread (5)			3.61%			3.65%
Net interest income as a percentage
of average interest-earning assets			3.73%			3.84%
Ratio of interest-earning assets
to interest-bearing liabilities			130%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Real estate:
Residential	$203,273	$201,911	$208,084	$210,789	$216,179
Commercial	605,547	596,255	535,456	513,598	338,490
Agricultural	315,313	315,158	310,702	313,136	300,606
Construction	42,651	35,404	28,656	31,744	17,926
Consumer	26,181	30,277	30,625	30,973	9,533
Other commercial loans	109,168	114,169	129,731	132,503	71,038
Other agricultural loans	41,378	48,779	40,790	44,912	46,170
State & political subdivision loans	60,890	63,328	81,835	85,978	93,778
Total loans	1,404,401	1,405,281	1,365,879	1,363,633	1,093,720
Less: allowance for loan losses	16,560	15,815	15,169	14,827	14,247
Net loans	$1,387,841	$1,389,466	$1,350,710	$1,348,806	$1,079,473

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$2,383	$4,120	$3,449	$4,986	$3,159

Non-accrual loans	$10,680	$10,732	$11,711	$10,693	$11,302
Loans past due 90 days or more and accruing	478	525	1,194	654	164
Non-performing loans	$11,158	$11,257	$12,905	$11,347	$11,466
OREO	1,720	1,836	2,726	2,853	3,056
Total Non-performing assets	$12,878	$13,093	$15,631	$14,200	$14,522

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2021	2020	2020	2020	2020
Balance, beginning of period	$15,815	$15,169	$14,827	$14,247	$13,845
Charge-offs	(4)	(276)	(237)	(10)	(9)
Recoveries	99	22	29	40	11
Net (charge-offs) recoveries	95	(254)	(208)	30	2
Provision for loan losses	650	900	550	550	400
Balance, end of period	$16,560	$15,815	$15,169	$14,827	$14,247

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	March 31
	2021	2020
Tangible Equity
Stockholders Equity - GAAP	$198,807	$159,923
Accumulated other comprehensive (gain) loss	(1,002)	(2,918)
Intangible Assets	(33,072)	(24,590)
Tangible Equity - Non-GAAP	164,733	132,415
Shares outstanding adjusted for June 2020 stock Dividend	3,912,679	3,544,327
Tangible Book value per share (a)	$42.10	$37.36

	As of
	March 31
	2021	2020
Tangible Equity per share
Stockholders Equity per share - GAAP	$50.81	$45.12
Adjustments for accumulated other comprehensive loss	(0.26)	(0.82)
Book value per share	50.55	44.30
Adjustments for intangible assets	(8.45)	(6.94)
Tangible Book value per share - Non-GAAP	$42.10	$37.36

	For the Three Months Ended
	March 31
	2021	2020
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$198,617	$157,905
Average Accumulated Other Comprehensive Loss	2,427	(26)
Average Intangible Assets	32,998	24,603
Average Tangible Equity - Non-GAAP	163,192	133,328
Net Income	$8,463	$4,531
Annualized Return on Average Tangible Equity	20.74%	13.59%

	For the Three Months March 31, 2021	For the Three Months March 31, 2020
Return on Average Assets and Equity Excluding Merger and Acquisition Costs and BOLI Death Benefits
Net Income	$8,463	$4,531
BOLI death benefits	1,155	-
After Tax merger and acquisition costs	-	339
Net Income excluding merger and acquisition costs	$7,308	$4,870
Average Assets	1,917,341	1,458,091
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.52%	1.34%

Average Stockholders Equity	$196,190	$157,931
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs and death benefits	14.90%	12.33%

	For the Three Months Ended
	March 31,
Reconciliation of net interest income on fully taxable equivalent basis	2021	2020
Total interest income	$18,295	$15,339
Total interest expense	1,854	2,449
Net interest income	16,441	12,890
Tax equivalent adjustment	253	288
Net interest income (fully taxable equivalent)	$16,694	$13,178